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This presentation contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements under the heading “Future Growth Model” as well as other statements by members of the Company’s management team in this presentation, including with respect to the Company’s growth opportunities, ability to create long-term value for our shareholders, long-term store and member growth, and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as "believe," “expect,” “goal,” “plan,” “will,” “prospects,” “future,” “strategy,” “projected,” “target” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company's and franchisees' ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company's information systems or technology, our ability to successfully identify and engage a highly- qualified permanent CEO, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise. Forward-Looking Statements 2

New Growth Model

External pressures on store returns 4 Cost to build a new Planet Fitness club and interest rates have increased significantly since 2019 Slower ramps for cohort of clubs built from 2019 to 2022 due to COVID; drag on franchisee portfolio economics Increasing store operating expense (payroll, utilities, etc.)

What’s changing Franchise Agreement Remodels Re-equips Initial Investment Area Development Agreement Join Fees

Franchise Agreements

Previous Future 10-year Franchise Agreement $20K Initial Fee Remodel at Renewal – Year 10 $20K Renewal Fee 12-year Franchise Agreement $0 Initial Fee Remodel at Renewal - Year 12 $20K Renewal Fee

Remodels

Remodel extension different for stores built before standard design instituted (2016) 2023 2026 20282025 2026 2027 20302028 2029 2024 2025 2030 - 20332029 2032 - 203520312024 Fu tu re Pr ev io us 3 +1 +2 2027

Re-equips

Previous Future Cardio Re-Equip Year 5 Strength Re-Equip Year 7 Cardio Re-Equip Year 5, 6, 7* Strength Re-Equip Year 7, 8, 9* *Determined based on club usage

Initial Investment

Previous Future New Store Capital ~$3m Remodel ~$1m Targeted 5-10% Reduction for New Store Investment* Targeted 5-10% Reduction for Remodel *Inclusive of initial franchise fee

Area Development Agreements

Previous Future Limited 12-month grace periods 30-day cure periods No grace periods 6-month cure periods

Join Fee

Previous Future Web join fee Digital out of club $5 Percentage-based fee for all joins All join channels

New Growth Model

Franchisee capital timing Fu tu re Pr ev io us Strength re-equip timing does not coincide with franchise agreement renewal Two consecutive years of club disruption Remodel & re-equip in year 24 • Reduces number of remodel/re-equip events from 7 to 6 in first 24 years • Remodel/re-equip timing does not occur in consecutive years Yr 1 Yr 2 Yr 3 Yr 4 Yr 5 Yr 6 Yr 7 Yr 8 Yr 9 Yr 10 Yr 11 Yr 12 Yr 13 Yr 14 Yr 15 Yr 16 Yr 17 Yr 18 Yr 19 Yr 20 Yr 21 Yr 22 Yr 23 Yr 24 New Build/Remodel $$$ $$ $$ Cardio Re-Equip $ $ $ $ Strength Re-Equip $ $ $ Total Capex $$$ $ $ $$ $ $ $$ $ Yr 1 Yr 2 Yr 3 Yr 4 Yr 5 Yr 6 Yr 7 Yr 8 Yr 9 Yr 10 Yr 11 Yr 12 Yr 13 Yr 14 Yr 15 Yr 16 Yr 17 Yr 18 Yr 19 Yr 20 Yr 21 Yr 22 Yr 23 Yr 24 New Build/Remodel $$$ $$ $$ Cardio Re-Equip $ $ $ $ Strength Re-Equip $ $ $ Total Capex $$$ $ $ $$ S S $$

Contact Investor Relations: Stacey Caravella investor@planetfitness.com